CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 67 to the Registration Statement
(Form N-1A, No. 811-02864) of Pioneer Bond Fund, and to the incorporation by reference of our report, dated August 24, 2018, on Pioneer Bond Fund included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2018.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
October 22, 2018